UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 28, 2013

SOUTHERN MISSOURI BANCORP, INC.
(Exact name of Registrant as specified in its Charter)

Missouri	000-23406	43-1665523
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

531 Vine Street, Poplar Bluff, Missouri	63901
(Address of principal executive offices)	(Zip Code)

       Registrant's telephone number, including area code:    (573) 778-1800

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))
Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

On October 28, 2013, the Company held its annual meeting of shareholders.  The results of the vote at the meeting are as follows:

(Proposal 1)  The election of the following nominees as directors of the Company, each for a three-year term:

(a)	Sammy A. Schalk:
		FOR	WITHELD	NON-VOTES
		2,306,245	135,910	657,793

(b)	Charles R. Love
		FOR	WITHELD	NON-VOTES
		2,306,245	135,910	657,793

(c)	Charles R. Moffitt:
		FOR	WITHELD	NON-VOTES
		2,299,645	142,510	657,793

(Proposal 2)   Advisory (non-binding) vote to approve executive compensation:

			BROKER
FOR	AGAINST	ABSTAIN	NON-VOTES
2,221,790	74,311	146,054	657,793

(Proposal 3)  The ratification of the appointment of BKD, LLP as the Company’s independent auditors for the fiscal year ending June 30, 2014:

			BROKER
FOR	AGAINST	ABSTAIN	NON-VOTES
2,987,910	3,887	108,151	-

On Proposal 1, each of Messrs. Schalk, Love, and Moffitt was elected for a three-year term to expire in 2016.  The vote required to approve each of Proposal 2 and Proposal 3 was the affirmative vote of a majority of the votes cast on the proposal.   Accordingly, Proposals 2 and 3 were approved.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN MISSOURI BANCORP, INC.

Date: November 18, 2013	By: /s/ Greg A. Steffens Greg A. Steffens President and Chief Executive Officer